EARNINGS CALL 1st Quarter 2026 April 22, 2026

2 This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends, including our statements on the slide entitled "Management Outlook." The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward- looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; the outcome of legal proceedings regarding the Cantor Group V loan and the Leucadia Asset Management LLC loan, the amount of funds and/or collateral that may be available for the repayment of such loans, and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loans; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur, and you should not put undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended March 31, 2026. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Forward-Looking Statements

1st Quarter 2026 | Financial Highlights

Earnings & Profitability	Q1 2026	Q4 2025	Q1 2025
Earnings per Share / Adjusted[1]	$ 1.65 / $ 2.22	$ 2.59	$ 1.79
Net Income / Adjusted[1]	189.2 / 251.3	293.2	199.1
Net Income Available to Common Stockholders / Adjusted[1]	178.9 / 241.0	282.9	195.9
Net Revenue / Adjusted[1]	1,018.9 / 968.4	980.9	778.0
Pre-Provision Net Revenue[1] / Adjusted	444.5 / 394.0	428.7	277.6
Net Interest Margin	3.54%	3.51%	3.47%
Efficiency Ratio[1]	55.8	55.7	63.5
Efficiency Ratio, Adjusted for Deposit Costs[1]	47.5	46.5	55.8
ROAA / Adjusted[1]	0.80 / 1.07	1.23	0.97
ROATCE[1] / Adjusted	10.5 / 14.2	16.9	13.4
Balance Sheet & Capital			
Total Loans (Held for Investment)	$ 59,142	$ 58,677	$ 54,761
Total Deposits	82,723	77,159	69,322
CET1 Ratio	11.0%	11.0%	11.1%
TCE Ratio[1]	6.8	7.3	7.2
Tangible Book Value per Share[1]	$ 61.14	$ 61.29	$ 54.10
Asset Quality			
Provision for Credit Losses	$ 213.2	$ 73.0	$ 31.2
Net Loan Charge-Offs / Adjusted[2]	208.5 / 56.0	44.6	25.8
Net Loan Charge-Offs/Avg. Loans / Adjusted[2]	1.45% / 0.39%	0.31%	0.20%
Total Loan ACL/Funded HFI Loans[3]	0.87	0.87	0.77
NPLs/Funded HFI Loans	0.83	0.85	0.82

Dollars in millions, except EPS

Q1 2026 Highlights

Net Income
$189.2 million
$251.3 million, Adjusted[1]

EPS
$1.65
$2.22, Adjusted[1]

PPNR[1]
Q1: $444.5 million
$394.0 million, Adjusted[1]

ROATCE[1]
10.5%
14.2%, Adjusted[1]

Loan Growth
Q1: $465 million
8.0% Y-o-Y

Capital
CET1 Ratio: 11.0%
TCE Ratio[1]: 6.8%

Tangible Book Value PER SHARE[1]
$61.14
13.0% Y-o-Y

NPLs / Total Loans
0.83%

Income Statement Adjustments	Q1-26 Items	Amount
	Provision for credit losses on LAM	$ 126.4
	Gain on sales of investment securities	(50.5)
	Pre-Tax Total:	75.9
	Tax Effect	(13.8)
	After-Tax Total:	62.1
	Adjustment to EPS	$ 0.57

1) Refer to slide 2 for further discussion of non-GAAP financial measures.
2) Excludes $152.5 million for two fraud-related charge-offs on the Leucadia Asset Management LLC ("LAM") and Cantor Group V, LLC ("Cantor") loans.
3) Total Loan ACL includes an allowance for credit losses of $11.2 million as of March 31, 2026 related to a pool of loans covered under 3 separate credit linked notes.

Western Alliance Bancorporation®
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Quarterly Income Statement

	Q1-26		Q4-25	Q1-25
Interest Income[1]	$ 1,188.2		$ 1,217.4	$ 1,095.6
Interest Expense	(421.9)		(451.2)	(445.0)
Net Interest Income	**$ 766.3**	1	**$ 766.2**	**$ 650.6**
Service Charges and Fees	88.5		73.6	40.5
Mortgage Banking Revenue	71.4		89.7	71.3
Gains on Securities Sales and FV Adj., Net	53.6		10.9	3.1
Other	39.1		40.5	12.5
Non-Interest Income	**$ 252.6**	2	**$ 214.7**	**$ 127.4**
Net Revenue / Adjusted[2]	**$1,018.9 / $ 968.4**		**$ 980.9**	**$ 778.0**
Salaries and Employee Benefits	(205.5)		(201.7)	(182.4)
Deposit Costs	(163.3)		(171.2)	(136.8)
Insurance	(24.7)		(17.7)	(37.9)
Other	(180.9)		(161.6)	(143.3)
Non-Interest Expense	**$ (574.4)**	3	**$ (552.2)**	**$ (500.4)**
Pre-Provision Net Revenue[2] / Adjusted	**$ 444.5 / $ 394.0**		**$ 428.7**	**$ 277.6**
Provision for Credit Losses	(213.2)		(73.0)	(31.2)
Pre-Tax Income	**$ 231.3**		**$ 355.7**	**$ 246.4**
Income Tax	(42.1)		(62.5)	(47.3)
Net Income / Adjusted[2]	**$ 189.2 / $ 251.3**		**$ 293.2**	**$ 199.1**
Net Income Avail. to Common Stockholders / Adj.[2]	**$ 178.9 / $ 241.0**		**$ 282.9**	**$ 195.9**
Diluted Shares	**108.7**	4	**109.3**	**109.6**
Earnings Per Share / Adjusted[2]	**$ 1.65 / $ 2.22**		**$ 2.59**	**$ 1.79**

Dollars in millions, except EPS

Q1 2026 Highlights

1 **Net Interest Income was flat from the prior quarter,** primarily due to lower liability costs as well as average earning asset growth of $1.1 billion, largely offset by lower yields on earning assets, higher deposit balances and two fewer days in the quarter

- Increased $115.7 million or 18% from Q1-25

2 **Non-Interest Income increased $37.9 million** from Q4 primarily driven by a series of well-executed security sales generating gains of **$50.5 million**

Mortgage Banking Metrics

- $14.2 billion in mortgage loan production in Q1 (61% purchase / 39% refinance), down 4% compared to Q4 and up 18% to Q1-25
- $14.2 billion interest rate lock commitment volume in Q1, down 8% compared to Q4 and up 13% to Q1-25
- Gain on Sale margin[3] of 37 bps in Q1, compared to 30 bps in Q4 and 19 bps in Q1-25
- $75.1 billion in servicing portfolio UPB at end of Q1

3 **Non-Interest Expense increased $22.2 million** from Q4 primarily driven by increases from:

- Salaries and Employee Benefits of $3.8 million related to annual merit increases and seasonal compensation costs
- Insurance Costs normalizing after a one-time rebate in the FDIC special assessment of $7.5 million in Q4
- Other Non-Interest Expense of $19.3 primarily related to the Company's Juris Banking business

4 **During Q1 2026, completed $50.0 million in repurchases, or 0.7 million shares, at an average price of $71.61**

1) Interest income includes a reduction for earnings credits totaling $48.7 million, $56.6 million, and $58.1 million for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
2) Refer to slide 2 for further discussion of non-GAAP financial measures. Refer to slide 3 for a description of income statement adjustments made in Q1-26, where applicable.
3) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation® | 4

Consolidated Balance Sheet

		Q1-26			Q4-25		Q1-25
Securities and Cash	$	28,946	1	$	24,034	$	19,147
Loans, HFS		3,936	2		3,498		3,238
Loans, HFI		59,142	3		58,677		54,761
Allowance for Loan Losses		(461)			(461)		(389)
Mortgage Servicing Rights		1,516			1,494		1,241
Goodwill and Intangibles		646			649		656
Other Assets		5,128			4,883		4,389
Total Assets	**$**	**98,853**		**$**	**92,774**	**$**	**83,043**
Deposits	$	82,723	4	$	77,159	$	69,322
Borrowings		5,610			5,240		4,151
Qualifying Debt		1,072			1,076		898
Other Liabilities		1,540			1,353		1,457
Total Liabilities	**$**	**90,945**		**$**	**84,828**	**$**	**75,828**
Total Equity		7,908	5		7,946		7,215
Total Liabilities and Equity	**$**	**98,853**		**$**	**92,774**	**$**	**83,043**
Tangible Book Value Per Share[1]	**$**	**61.14**	6	**$**	**61.29**	**$**	**54.10**

Dollars in millions, except per share data

Q1 2026 Highlights

1 **Securities and Cash increased $4.9 billion, or 20.4%, to $28.9 billion,** and increased $9.8 billion, or 51.2%, over prior year

2 **Loans, HFS increased $438 million** and increased $698 million, or 21.6%, over prior year primarily related to government insured or guaranteed mortgage loans

3 **Loans, HFI increased $465 million** and increased $4.4 billion, or 8.0%, over prior year

4 **Deposits increased $5.6 billion, or 7.2%,** and increased $13.4 billion, or 19.3%, over prior year

5 **Equity decreased $38 million** primarily due to AOCI, dividends and share repurchases, partially offset by net income

6 **Tangible Book Value/Share[1] was in line with Q4 at $61.14** and increased $7.04, or 13.0%, over prior year

- **Completed $120.4 million in cumulative repurchases through April 7, 2026 since program inception on September 15, 2025,** or approximately 1.6 million shares, at an average price of $76.55

1) Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®

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6 $4.4 Billion Year-over-Year Growth $24.1 $24.9 $25.7 $27.9 $28.2 $1.8 $1.7 $1.7 $1.7 $1.7 $10.1 $10.3 $10.5 $10.3 $10.3 $4.5 $4.5 $4.1 $4.1 $4.1 $14.3 $14.5 $14.6 $14.6 $14.8 Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 26.1% 3.3% 18.4% 44.0% 8.2% 25.0% 2.9% 17.5% 47.7% 6.9% Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial $54.8 +$1.1 $55.9 +$1.1 $56.6 +$0.7 $58.7 +$2.0 $59.1 +$0.5 Dollars in billions, unless otherwise indicated Total Loans, HFI Qtr Change Loan Composition Q1 2026 Highlights Increase (Decrease) by Loan Type: (in millions) QoQ YoY C&I $ 295 $ 4,106 Residential & Consumer 113 471 CRE, OO 28 (76) Construction & Land 25 (424) CRE, Non-OO 4 304 Total $ 465 $ 4,381 24.9% 2.9% 17.6% 47.6% 7.0% 4.19% 6.00% 6.68% 6.13% 7.79% Q1-26 Avg. Yields1 Total Avg. Yield 5.85% 1) Interest income includes a reduction for earnings credits totaling $48.7 million, $56.6 million, $64.9 million, $61.3 million, and $58.1 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively. Loan growth from C&I businesses within Regional Banking and National Business Lines 50% 26% 24% Regional Banking National Business Lines Residential Loan Composition

7 Diversified deposit growth across Specialty Escrow Services and National Business Lines Q1 2026 Highlights $22.0 $23.0 $26.6 $24.4 $28.1 $15.5 $15.7 $16.4 $18.4 $19.4 $21.7 $22.2 $24.6 $24.6 $25.4 $10.1 $10.2 $9.6 $9.8 $9.8 Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 22.4% 14.5% 31.8% 31.3% 23.4% 11.9% 34.0% 30.7% $13.4 Billion Year-over-Year Growth CDs Savings and MMA Interest Bearing DDA Non-Interest Bearing $71.1 +$1.8 $69.3 +$3.0 $77.2 $(0.1) $82.7 +$5.6 Increase (Decrease) by Deposit Type: (in millions) QoQ YoY Non-Interest Bearing $ 3,725 $ 6,069 Interest-Bearing DDA 969 3,878 Savings and MMA 828 3,686 CDs 42 (232) Total $ 5,564 $ 13,401 $77.2 +$6.1 Total Deposits Qtr Change Deposit Composition Q1-26 Avg. Costs Total Avg. Cost 1.81%Dollars in billions, unless otherwise indicated 3.86% 2.13% 0.00% 2.78% 23.9% 12.7% 31.5% 31.9% Deposit Composition • 34% of total deposits are non-interest bearing – Approximately 33% have no ECRs 40% 30% 15% 8% 7% National Business Lines Regional Banking Specialty Escrow Svcs¹ Consumer Digital Other 1) Specialty Escrow Services includes: Business Escrow Services, Corporate Trust, Juris Banking, and other deposit initiatives. Total Avg. Cost 1.93%

Net Interest Drivers

Securities Portfolio and Yield[1]



4.63%
4.81%
4.72%
4.54%
4.59%
$15.9
$18.6
$18.8
$20.4
$20.4
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Total Investments

Loans and HFI Yield[1, 2]



6.20%
6.17%
6.18%
6.01%
5.85%
$3.2
$54.8
$3.0
$55.9
$3.5
$56.6
$3.5
$58.7
$3.9
$59.1
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
HFI Loans
HFS Loans

Interest Bearing Deposits and Cost[1]



3.26%
3.19%
3.19%
2.96%
2.75%
$47.3
$48.1
$50.6
$52.8
$54.6
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Interest Bearing Deposits

Deposits, Borrowings, and Cost of Liability Funding[1]



2.42%
2.37%
2.29%
2.11%
1.99%
$5.0
$22.0
$47.3
$6.7
$23.0
$48.1
$4.5
$26.6
$50.6
$6.3
$24.4
$52.8
$6.7
$28.1
$54.6
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Interest Bearing Deposits
Non-Interest Bearing Deposits
Total Borrowings

Dollars in billions

Q1 2026 Highlights

- **Securities Portfolio yields increased 5 bps,** as a result of consistent interest income over a lower day count
- **Loan yields decreased 16 bps,** due to the impact of rate cuts by the Federal Reserve
- **Cost of interest-bearing deposits decreased 21 bps,** reflecting the impact of rate cuts, **while cost of liability funding decreased 12 bps** primarily due to reduced reliance on higher cost funding including FHLB borrowings
- **Total interest cost of funding earning assets decreased 12 bps to 1.92%,** primarily driven by a reduction in deposit rates and borrowing costs

1) Balances are as of each respective period end.
2) Interest income includes a reduction for earnings credits totaling $48.7 million, $56.6 million, $64.9 million, $61.3 million, and $58.1 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

Western Alliance Bancorporation®
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Q1 2026 Highlights

Net Interest Income

Net Interest Income[1] and Net Interest Margin

Dollars in millions


3.47%
3.53%
3.53%
3.51%
3.54%
$650.6
$697.6
$750.4
$766.2
$766.3
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Net Interest Margin
Net Interest Income

Average Earning Assets & Average Yield[1]

Dollars in billions


5.81%
5.80%
5.74%
5.54%
5.46%
$77.2
$4.1 5%
$15.3 20%
$4.3 6%
$53.5 69%
$80.5
$3.5
$17.3
$4.9
$54.9
$85.3
$4.1
$20.0
$5.0
$56.2
$87.8
$5.6 6%
$19.9 23%
$5.2 6%
$57.1 65%
$89.0
$5.3 6%
$20.0 23%
$5.5 6%
$58.2 65%
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Loans
Securities
Average Yield
Loans HFS
Cash & Other

- **Average Earning Assets increased $1.1 billion, or 5.1% annualized,** primarily from growth in average C&I loans and HFS loan balances
- **NIM increased 3 bps,** due to lower rates on deposits and short-term borrowings, partially offset by decreased yields on interest earning assets
- **Net Interest Income flat over prior quarter,** primarily due to lower deposit and borrowing costs and an increase in average earning assets by $1.1 billion, partially offset by decreased yields on interest earning assets

1) Interest income includes a reduction for earnings credits totaling $48.7 million, $56.6 million, $64.9 million, $61.3 million, and $58.1 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

Western Alliance Bancorporation®
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Non-Interest Expense and Efficiency

Non-Interest Expense and Efficiency Ratio[1]



63.5%
60.1%
57.4%
55.7%
55.8%
55.8%
51.8%
47.8%
46.5%
47.5%
$500.4
$514.7
$544.4
$552.2
$574.4
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Non-Interest Expenses
Adj. Efficiency Ratio
Efficiency Ratio

Breakdown of Non-Interest Expenses



$136.8
$147.4
$175.1
$171.2
$163.3
$37.9
$37.4
$24.5
$17.7
$24.7
$143.3
$150.0
$151.3
$161.6
$180.9
$182.4
$179.9
$193.5
$201.7
$205.5
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Deposit Costs
Other Operating Expenses
Insurance
Salaries & Employee Benefits

Non-Interest Expenses (Ex. Deposit Costs)				
$363.6	$367.3	$369.3	$381.0	$411.1

Dollars in millions

Q1 2026 Highlights

- Efficiency ratio[1] **held steady compared to the prior quarter, and decreased 770 bps** from the same period last year
- Adjusted efficiency ratio[1] (excluding deposit costs) **increased 100 bps to 47.5%, and decreased 830 bps** from the same period last year
  - **Total Non-Interest Expense (Ex. Deposit Costs) increased $30.1 million to $411.1 million**
- **Deposit Costs decreased $7.9 million to $163.3 million,** primarily from lower ECR rates
  - Total ECR-related deposit balances of $30.2 billion in Q1-26
  - Average ECR-related deposits of $29.4 billion in Q1-26 compared to $28.9 billion in Q4-25 and $24.2 billion in Q1-25

1) Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®

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11 Interest Rate Sensitivity Q1 2026 Highlights • A Ramp Scenario assumes a dynamic balance sheet and reflects an asset sensitive position on NII and a relatively neutral position on EaR – WAL estimates a -100 bps ramp to reduce NII by 2.4% • EaR is liability sensitive, with +1.7% impact to earnings2 from a -100 bps ramp – The reduction in asset sensitivity from NII to EaR is driven by the estimated decrease in ECR-related deposit costs and increase in Mortgage Banking Revenue • Of total earning assets, 67% are variable with 50% repricing to SOFR • Variable liabilities, represent 86% of total earning assets and are primarily modeled to changes in Fed Funds – Non-Maturity Deposit rates, including ECRs, are estimated to have a 62% beta over the next 12 months (2.4)% 3.6% Down 100 Up 100 1.7% 0.9% Down 100 Up 100 1) Projected using a simulation model that calculates the difference between a baseline forecast using forward yield curves, compared to forecasted results from a gradual, parallel change in rates over a 12-month period (“Ramp”). 2) Earnings defined as pre-tax net interest income adjusted for rate-sensitive non-interest income and expense accounts. NII Sensitivity - Ramp Scenario1 Earnings-at-Risk - Ramp Scenario1

12 1.44% 1.45% 1.24% 1.17% 1.08% 0.60% 0.74% 0.72% 0.69% 0.62% 0.82% 0.76% 0.92% 0.85% 0.83% Classified Assets / Total Assets NPLs + OREO / Total Assets NPLs / Funded HFI Loans Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 $1,195 $1,261 $1,129 $1,088 $1,070 $51 $218 $130 $137 $123 $451 $427 $522 $500 $492 $693 $616 $477 $451 $455 OREO Non-Performing Loans Classified Accruing Assets Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 Dollars in millions Asset Quality RatiosSpecial Mention Loans • Criticized Loans increased $75 million quarterly to $1.4 billion – Special Mention Loans increased $78 million to $403 million (68 bps to Funded Loans) – Total Classified Accruing Loans increased $5 million to $455 million (77 bps to Funded Loans) – Non-Performing Loans decreased $8 million to $492 million (83 bps to Funded HFI Loans) ▪ OREO decreased $14 million to $123 million (12 bps to Total Assets) – Supported by 'as-is' valuations and aggregate operating revenues in excess of expenses Classified Assets $460 $444 $292 $325 $403 0.84% 0.79% 0.52% 0.55% 0.68% Special Mention Loans SM / Funded Loans Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 Q1 2026 Highlights Classified Assets Mix 32% 12% 5% 3% CRE Investor C&I Construction Resi CRE OO 10% Other 38% Office Asset Quality

Credit Losses and ACL Ratios

Allowance for Credit Losses on Loans



$35
$389
$39
$395
$42
$440
$50
$461
$53
$461
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Loan Losses
Unfunded Loan Commits.[1]

Loan Charge-offs and Recoveries



0.20%
0.22%
0.22%
0.31%
1.45%
0.39%
$209.1
$27.5
$35.3
$31.8
$48.3
$56.6
$(1.7)
Q1-25
$(5.7)
Q2-25
$(0.7)
Q3-25
$(3.7)
Q4-25
$(0.6)
Q1-26
Gross C/O
Gross C/O, Adjusted[5]
Net C/O Rate, Adjusted[5]
Recoveries
Net C/O Rate

Loan ACL Adequacy Ratios [2,3]



94%
102%
92%
102%
105%
0.77%
0.78%
0.85%
0.87%
0.87%
Q1-25
Q2-25
Q3-25
Q4-25
Q1-26
Total Loan ACL / Funded Loans
Total Loan ACL / Non-Performing Loans

Dollars in millions

Q1 2026 Highlights

- **Provision Expense of $213.2 million,** primarily reflective of net-charge-offs
- **Net Loan Charge-Offs of $208.5 million, or 145 bps,** compared to $44.6 million, or 31 bps, in Q4, largely attributable to two fraud-related charge offs:
  - $126.4 million related to LAM and
  - $26.1 million Cantor Group V
- **Net Loan Charge-Offs Adjusted[5] for LAM and Cantor of $56.0 million, or 39 bps**
- Total Loan ACL / Funded Loans[3] remained consistent at 0.87%
  - **Total Loan ACL / Funded Loans[3] less loans covered by CLNs is 1.00%**
- **15% of the loan portfolio is credit protected,** consisting of government guaranteed, CLN protected[4], and cash secured assets

1) Included as a component of other liabilities on the balance sheet.
2) Total Loan ACL includes allowance for unfunded commitments.
3) Total Loan ACL includes an allowance for credit losses of $11.2 million as of March 31, 2026 related to a pool of loans covered under 3 separate credit linked notes.
4) As of March 31, 2026, CLNs cover a substantial portion of Residential ($7.9 billion) loans outstanding.
5) Q1-26 excludes $152.5 million for two fraud-related charge-offs on the LAM and Cantor loans. Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®
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14 Regulatory Capital Ratios • Continue to exceed “well-capitalized” levels with CET1 of 11.0% Tangible Common Equity / Tangible Assets1 • TCE/TA decreased 50 bps to 6.8%, due to asset growth of $6.1 billion, $50 million of share repurchases, and change in AOCI due to rate impacts Capital Strength • CET1 held steady as earnings supported loan growth and share repurchases 11.1% 11.2% 11.3% 11.0% 11.0% 7.2% 7.2% 7.1% 7.3% 6.8% CET1 TCE/TA Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 1) Refer to slide 2 for further discussion of non-GAAP financial measures. 14.5% 14.1% 14.2% 14.5% 14.4% 12.3% 12.3% 12.4% 12.1% 12.0% 8.6% 8.4% 8.1% 8.2% 8.1% Tier 1 Leverage Tier 1 Capital Total RBC Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 Q1 2026 Highlights Common Capital Ratios Capital Accumulation Regulatory Capital Ratios 1

15 Tangible Book Value per Share1 • TBVPS was relatively flat at $61.14 – Increased 13.0% year-over-year – 18.3% CAGR since year end 2015 • TBVPS has increased more than 4.0x that of peers – Quarterly common stock cash dividend of $0.42 per share 1) Refer to slide 2 for further discussion of non-GAAP financial measures. 2) MRQ is Q1-26 for WAL and Q4-25 for peers. Source: S&P Global Market Intelligence. Peers consist of the other 22 major exchange-traded US banks with total assets between $50 and $300 billion as of December 31, 2025, excluding target banks of pending acquisitions. Q1 2026 Highlights Tangible Book Value Growth Long-Term Growth in TBV per Share1 2 388% 461% 96% 159% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 MRQ 0x 1x 2x 3x 4x 5x WAL Peer Median with Dividends Added Back Peer Median WAL with Dividends Added Back

WAL's Industry-Leading Performance

Total shareholder returns driven by top-tier balance sheet growth and profitability

Highlights

- **Growth-oriented business model**, focused on low risk, high return loan composition, has produced **consistent, superior financial results**
- **Above peer median profitability** has bolstered TBVPS accumulation, a key driver of long-term total shareholder returns

10-Year TSR[1]



145%
287%
167%
109%
Top Quartile
Median
Bottom Quartile

10-Year EPS Growth[2]



14%[3]
15%
11%
8%
Top Quartile
Median
Bottom Quartile

10-Year TBVPS Growth[2]



17%
8%
6%
4%
Top Quartile
Median
Bottom Quartile

10-Year Loan Growth[2]



18%
13%
10%
5%
Top Quartile
Median
Bottom Quartile

10-Year Deposit Growth[2]



21%
13%
11%
6%
Top Quartile
Median
Bottom Quartile

10-Year Revenue Growth[2]



20%
12%
10%
6%
Top Quartile
Median
Bottom Quartile

LTM NIM[4]



3.53%
3.60%
3.25%
3.10%
Top Quartile
Median
Bottom Quartile

LTM Efficiency[4]



57.2%
48.3%[5]
54.4%
57.1%
61.4%
Top Quartile
Median
Bottom Quartile

LTM ROATCE[4]



15.4%[3]
16.3%
14.7%
12.5%
Top Quartile
Median
Bottom Quartile

LTM ROAA[4]



1.13%[3]
1.22%
1.11%
0.98%
Top Quartile
Median
Bottom Quartile

Source: S&P Global Market Intelligence. Peers consist of the other 22 major exchange-traded US banks with total assets between $50 and $300 billion as of December 31, 2025, excluding target banks of pending acquisitions. 1) 10-Year period from 3/31/2016 to 3/31/2026. 2) 10-year period through Q1-26 for WAL and Q4-25 for peers. 3) WAL EPS, LTM ROAA and LTM ROATCE incorporate Q1-26 adjusted net income and adjusted net income available to common stockholders. Refer to slide 2 for further discussion of non-GAAP financial measures. 4) 1-Year period through Q1-26 for WAL and Q4-25 for peers. 5) Adjusted to exclude deposit costs.

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17 • Strong Q1 performance from Juris Banking • NCO guidance excludes resolution of 2 recent fraud-related credits Balance Sheet Growth Capital (CET1) Net Interest Income Non-interest Income Non-interest Expense Net Charge-Offs Effective Tax Rate 2025 Baseline 2026 Outlook Loans (HFI): $58.7 bn Deposits: $77.2 bn L (HFI): Up $6.0 bn D: Up $8.0 bn 11.0% ~ 11% $2.86 bn Up 11% - 14% $678 mm Up 2% - 4% $2.11 bn 24 bps Up 2% - 7% 25 - 35 bps 18% ~ 19% NIE (Ex. Deposit Costs) Deposit Costs $1,620 - $1,670 mm $535 - $585 mm $1,481 mm $631 mm Management Outlook Commentary • Opportunistically repurchased $50 million in Q1 Assumes (2) 25 bps rate cuts later in 2026 • Deposit Costs affected by fewer rate cuts & Q1 deposit outperformance • Tracking towards upper end of range. Variable-rate loans benefit from fewer rate cuts Revised 2026 Outlook L (HFI): Up $6.0 bn D: Up $8.0 bn ~ 11% Up 11% - 14% Up 20% - 25% Up 7% - 11% 25 - 35 bps ~ 19% $1,600 - $1,650 mm $650 - $700 mm • Operating Expense mitigating actions partially offset by higher variable comp. for production Assumes no rate cuts in 2026 Up 13% to 17% ex. $51 mm sec. gains • Strong Q1 deposit growth positions us for deposit optimization

Questions & Answers

Appendix

Lender Finance Overview

Diversified portfolio, structural protections and high frequency monitoring mitigates risks

Industry Exposure by Funded Amount[1] ($2.3 billion)



Other 5%
Chemicals 1%
Insurance 2%
Telecommunications 2%
Automotive 2%
Aerospace & Defense 3%
Transportation & Distribution 3%
Food, Beverage & Tobacco 4%
Media 4%
Gaming, Lodging & Leisure 4%
Industrial & Capital Equipment 5%
Consumer Goods 5%
Construction & Building Products 5%
Banking & Finance 5%
Consumer Services 6%
Technology 11%
Business Services 15%
Healthcare & Pharma 17%

Highlights

- **Target clients are established private credit funds:** Scaled middle-market funds with a proven track record (W.A. AUM: $125 billion)

Diversified Portfolio Mitigates Risk Tied to Individual Obligors or Industries

- **~2,000 differentiated,** underlying obligors spread across 50+ facilities
- **Avg. obligor granularity:** <$2MM funded; No underlying obligor >$30MM funded
- **Low software exposure:** <5% of funded balance relates to software companies

Multi-Layered, Structural First Lost Protection

- **Conservative advance rates:** ~60% LTV = 40% built-in loss buffer (W.A. Effective Adv. Rate: ~53%[2])
- **Dynamic borrowing base:** Adjusts monthly with credit quality – revaluation triggers reduce exposure automatically (Avg. Expected Loan Duration: 1.9 years)
- **Kick-out provisions:** Deteriorating loans removed from borrowing base before default occur
- **Corporate Trust oversight:** ~60% served by WA Corporate Trust with daily monitoring & controls of cash flow

1) Based on most recent data for each obligor, as reported by each facility.
2) As of Q4-25.

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Key Reserve Level Ratios

Concentration in low-loss loan categories skews ACL lower relative to peers

Adjusted Total Loan ACL / Funded Loans: Q1-26



0.87%
1.00%
0.13%
1.03%
0.03%
1.19%
0.14%
0.02% EBOs[2]
1.43%
0.24%
Total Loan ACL / Funded Loans[1]
1
Loans Covered by CLNs
2
Fund Banking Loans
3
Residential Loans
4
Mortgage Warehouse and MSR Loans
5

Loan mix matters for reserves due to embedded loss content

Embedded Losses	WAL vs. Peer Loan Composition[4] (in millions)	WAL		Peer Median	
~0	Mtg. Warehouse & MSR	$7,155	12 %	$232	1 %
Low	Residential	14,765	25 %	10,456	22 %
High	Consumer	19	— %	3,351	7 %
Typical	Other Commercial	37,203	63 %	32,910	70 %
	Total	$59,142		$46,949	

Normalizing for Loan Composition = Loan ACL > 1%

Dollars in millions

Q1 2026 Highlights

- **Reserve levels enhanced by credit protection and no-to-low-loss loan categories (Fund Banking, Residential & Mortgage Warehouse)**
- **Total Loan ACL / Funded Loans[1] of 0.87%**
  - CLNs offer credit protection from first losses on covered reference pools in historically low loss loan categories
  - Total Loan ACL / Funded Loans less loans covered by CLNs is 1.00%
  - **Total Loan ACL / Funded Loans less loans covered by CLNs & select no-to-low-loss loan categories is 1.43%**
- **Reserves are a multiple of average losses times portfolio duration**

1) Total Loan ACL includes allowance for unfunded commitments.
2) Early Buyout Loans are government guaranteed.
3) Loss rates are based on the period from Q1-14 to Q1-26.
4) Q1-26 for WAL and Q4-25 for peers. Source: S&P Global Market Intelligence. Peers consist of the other 22 major exchange-traded US banks with total assets between $50 and $300 billion as of December 31, 2025, excluding target banks of pending acquisitions.

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22 Commercial Real Estate Investor Statistics CRE Investor Portfolio (At Origination or Most Recent Appraisal) Note: LTV data assumes all loans are fully funded; based on most recent appraisals or appraisals at origination and utilizing, in most cases, “as stabilized” values for income producing properties. Underwriting Criteria and Mitigating Factors Distribution by LTV • Low LTV & LTC (50% to low 60%) range underwriting in areas minimizes tail risk • Simple capital structure - no junior liens or mezzanine debt permitted within our structures • Majority of CRE Investor (bulk of total CRE) is located in our core footprint states • Early elevation, proactive and comprehensive review of CRE portfolio and re-margin discussions with sponsors where sweep/re-margin provisions have been triggered 14% 24% 37% 17% 4% 4% <=40% 41-50% 51-60% 61-70% 71-80% >80% 44% 22% 7% 6% 4% 4% 3% 1% 1% 1% 7% 53% 59% 56% 52% 48% 47% 36% 62% 38% 41% 52% Outstanding LTV Hotel Offi ce Multif amily Retail Industr ial Tim e Share Data Center Medical Mini-S torage Senior C are Other Low uncovered risk with re-margin provisions • Only $736 million of Multi-Family, concentrated in western regional markets • No exposure to NYC area Multi-Family Limited Multi-Family Exposure $10.3 billion; 17% of Total Loans

Commercial Real Estate Investor: Office

$2.2 Billion; 21% of Total CRE Investor; 4% of Total Loans

Distribution by LTV (At Origination or Most Recent Appraisal)



6%
18%
40%
16%
8%
12%
<=40%
41-50%
51-60%
61-70%
71-80%
>80%

Key MSA Exposures



10%
90%
Suburban
Midtown

Underwriting Criteria and Mitigating Factors

- Primarily **shorter-term bridge loans for repositioning or redevelopment projects**
- **Strong sponsorship** from institutional equity and large regional and national developers
  - All direct relationships generated by WAL
  - Significant up-front cash equity required from sponsors
- **Conservative loan-to-cost underwriting**
  - Average LTV < 55%; Average LTC < 65%
  - No junior debt / mezzanine
- **Largely suburban exposure**
  - Negligible exposure in CBD and Small City/Town, 10% in Midtown and **90% in Suburban MSAs**
- **Focused on B+ properties** accompanied by attractive amenities or those in core locations with appropriate business plans to reposition
  - Class A: 63%, Class B: 33%, Class C: 4%
- **Dispersed maturities**
  - 43% to mature in 2026, 31% to mature in 2027 and 26% to mature in 2028+

Note: LTV data assumes all loans are fully funded; based on most recent appraisals or, in most cases, appraisals at origination and utilizing "as stabilized" values for income producing properties.

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Non-Depository Financial Institution (NDFI) Loans

NDFI loan mix adjusted for low-loss Mortgage Credit Intermediaries aligns with peer average

Commercial Banks (>$50 bn Assets)	Ticker	% Total Loans[1]: Mtg Credit Intermediaries	Bus. Credit Intermediaries	Private Equity Funds	Cons. Credit Intermediaries	Other NDFIs	NDFI: Ex-Mtg Credit	NDFI: Ex-Mtg Credit & PE
KeyCorp	KEY	0%	9%	4%	0%	4%	17%	13%
Wells Fargo & Co.	WFC	4%	7%	4%	2%	3%	17%	12%
The PNC Financial Services Group, Inc.	PNC	0%	9%	8%	0%	3%	19%	12%
Regions Financial Corp.	RF	0%	3%	1%	1%	7%	12%	11%
Citigroup, Inc.	C	5%	5%	1%	3%	1%	11%	9%
Bank of America Corp.	BAC	2%	2%	3%	1%	6%	12%	9%
Truist Financial Corp.	TFC	1%	6%	2%	1%	1%	10%	9%
U.S. Bancorp	USB	2%	3%	4%	2%	2%	11%	7%
JPMorgan Chase & Co.	JPM	5%	2%	3%	2%	4%	10%	7%
East West Bancorp, Inc.	EWBC	2%	4%	2%	2%	1%	9%	7%
Citizens Financial Group, Inc.	CFG	0%	4%	6%	1%	3%	13%	7%
Pinnacle Financial Partners, Inc.	PNFP	1%	4%	1%	1%	2%	7%	6%
Western Alliance Bancorporation	WAL	16%	5%	2%	0%	0%	7%	5%
First Horizon Corp.	FHN	8%	1%	0%	3%	2%	5%	5%
Huntington Bancshares, Inc.	HBAN	2%	1%	2%	0%	3%	7%	4%
UMB Financial Corp.	UMBF	0%	2%	3%	0%	2%	6%	3%
Fifth Third Bancorp	FITB	2%	1%	2%	0%	2%	5%	3%
Cullen/Frost Bankers, Inc.	CFR	0%	1%	1%	0%	2%	4%	3%
M&T Bank Corp.	MTB	4%	1%	2%	1%	1%	5%	3%
Flagstar Bank, N.A.	FLG	1%	0%	0%	0%	2%	3%	3%
Zions Bancorporation, N.A.	ZION	1%	2%	0%	0%	0%	3%	2%
First Citizens BancShares, Inc.	FCNC.A	0%	1%	23%	0%	1%	25%	2%
Popular Inc.	BPOP	0%	0%	0%	0%	1%	1%	1%
Valley National Bancorp	VLY	0%	1%	1%	0%	0%	2%	1%
F.N.B. Corp.	FNB	0%	0%	0%	0%	1%	1%	1%
SouthState Bank Corp.	SSB	0%	0%	1%	0%	0%	1%	1%
Columbia Banking System, Inc.	COLB	0%	0%	0%	0%	1%	1%	1%
BOK Financial Corp.	BOKF	1%	0%	1%	0%	0%	2%	1%
Old National Bancorp	ONB	0%	0%	0%	0%	0%	1%	1%
Wintrust Financial Corp.	WTFC	0%	0%	0%	0%	0%	0%	0%
MEDIAN		**1%**	**1%**	**1%**	**0%**	**2%**	**6%**	**3%**
AVERAGE		**2%**	**2%**	**3%**	**1%**	**2%**	**8%**	**5%**

Source: S&P Global Market Intelligence (peer data). Western Alliance data are preliminary as of March 31, 2026. Peer data as of December 31, 2025. Peers consist of US-based commercial banks with assets >$50 billion, as of December 31, 2025 using primary bank subsidiary Call Report data.

1)Total loans includes Loans HFI, Loans HFS, and Loans eligible for repurchase held in domestic offices of reporting banks

Western Alliance Bancorporation®

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